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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          WENDY'S INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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
                                                                  March 18, 1997

DEAR SHAREHOLDER:

The Board of Directors and management of Wendy's International, Inc. recommend that shareholders vote in favor of the Company's proxy proposal (see attached) to reserve an additional 6.0 million shares of common stock for issuance under the Company's 1990 Stock Option Plan.

The additional shares would cover 5.9 million options expected to be granted over the next three years to key employees of Wendy's International, Inc. and its subsidiaries, and 100,000 options expected to be granted over the next four years for increased stock option grants to outside directors. Exercise prices must be equal to or greater than market price at the time of the grants.

Shareholders should support the proxy proposal for several reasons:

SUPERIOR GROWTH
Adhering to a long-term strategy, Wendy's has delivered superior sales and income growth. We are committed to continuing with our long-term strategy and to delivering outstanding shareholder return. During the past five years, while the 1990 Stock Option Plan has been in place, Wendy's fully-diluted net income has compounded at 24.6%.

WENDY'S FIVE-YEAR COMPOUNDED GROWTH RATE (1991-96)
                                    PRO-FORMA*       FULLY DILUTED
------------------------------------------------------------------
Net Income                          20.3%            24.6%
Earnings Per Share                  17.6%            21.5%

* To give effect to the add back of profit sharing expense to an officer of Tim Hortons from 1991-95

COMPETITIVE COMPENSATION
Superior shareholder return and earnings growth is driven by superior people. To attract, retain and motivate people, we focus on providing a total compensation package to our employees, including stock options, that is incentive based and competitive with our peers.

Note that Wendy's targets its salary and bonus compensation at the 50th percentile among a peer group of restaurant companies, and its stock option program at the 75th percentile to closely align our employees with the performance of the Company's stock. The total compensation package includes base compensation, a short-term bonus plan based on achieving targeted earnings per share and return on assets, a long-term bonus plan based on achieving five-year growth objectives, and stock options.

We believe that continuing our effective broad-based stock option program is essential to the long-term success of the Wendy's organization.

While we plan to increase the stock option portion of each outside director's total compensation from 1,100 to 2,500 options per year, their cash compensation would remain unchanged. The objective is to shift more of our outside director's compensation to stock options, since stock options are directly linked to the Company's performance.

DILUTION IMPACT
Including the effect of our WeShare program, potential dilution from new options would be 11.9%. Without WeShare, dilution would be 9.6%. The dilution calculation includes an adjustment for our Term Convertible Securities (TECON) and a 1997 option exercise by the estate of former Chairman Jim Near. Our five-year average actual dilution is 1.50%, or 1.10% without our WeShare program. By comparison, in a 1995 survey of 10 peer restaurant companies, the compensation consulting firm of Towers Perrin found that 5-year average dilution from stock options was:

         PERCENTILE                 ANNUAL DILUTION
         ------------------------------------------
         25th                       1.06%
         50th                       1.19%
         75th                       1.70%

Wendy's WeShare Program is a unique part of the Company's stock option program that grants shares to all full-time employees throughout our operations, including restaurant-level employees. Most companies do not grant options as deep into their employee base. Instead, they grant options primarily to their boards, executive management team and perhaps their officer group and senior management.

ISS APPROVAL
Institutional Shareholder Services (ISS) has reviewed Wendy's proxy proposal for
6.0 million additional shares using its detailed valuation model. ISS said that it "was very comfortable with Wendy's request to reserve 6 million shares." ISS will recommend to its clients to vote in favor of the proposal.

NO RE-PRICING
Wendy's may not re-price stock options without shareholder consent and does not intend to re-price, other than in connection with recapitalizations or other limited circumstances as permitted in the plan.


SINCERELY,

/s/ GORDON F. TETER                             /s/ FREDERICK R. REED

    GORDON F. TETER,                                FREDERICK R. REED,
CHAIRMAN, CHIEF EXECUTIVE OFFICER               EXECUTIVE VICE PRESIDENT,
AND PRESIDENT                                   GENERAL COUNSEL AND SECRETARY

                           WENDY'S INTERNATIONAL, INC.


                PROPOSAL TO INCREASE SHARES AVAILABLE FOR OPTIONS


                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                    PROPOSAL


1. INCREASE THE NUMBER OF SHARES ISSUABLE UNDER OPTIONS TO KEY EMPLOYEES BY 5.9 MILLION.


2. INCREASE THE NUMBER OF OPTIONS GRANTED ANNUALLY TO NON-EMPLOYEE DIRECTORS FROM 1,100 TO 2,500.


3. INCREASE THE NUMBER OF SHARES ISSUABLE UNDER OPTIONS TO NON-EMPLOYEE DIRECTORS BY 100,000.



                  *        THERE ARE CURRENTLY 649,026 SHARES AVAILABLE TO BE
                           GRANTED.

                  *        THE PROPOSAL IS EXPECTED TO PROVIDE FOR 3 YEARS OF
                           OPTIONS.

                                 PLAN OBJECTIVES


1.       TO PROVIDE ADDITIONAL INCENTIVES TO KEY MANAGERS AND NON-EMPLOYEE
         DIRECTORS.


2. TO HELP ATTRACT AND RETAIN THE BEST POSSIBLE KEY MANAGERS AND NON-EMPLOYEE DIRECTORS.

                                         -----5-YEAR COMPOUNDED GROWTH-----
                                         PRO-FORMA*              FULLY-DILUTED
                                         ----------              -------------

                     NET INCOME            20.3%                     24.6%

                     EPS                   17.6%                     21.5%


                     * TO GIVE EFFECT TO THE ADD BACK OF PROFIT SHARING EXPENSE TO AN OFFICER OF TIM HORTONS IN THE YEARS 1991 THROUGH 1995

                                  COMPENSATION

        - ATTRACTING, RETAINING AND MOTIVATING THE BEST PEOPLE IS A KEY INGREDIENT TO ACHIEVING ABOVE-AVERAGE GROWTH

        - WENDY'S STOCK OPTION PROGRAM IS AN INTEGRAL PART OF A TOTAL COMPENSATION PACKAGE THAT INCLUDES:

                           1.      BASE COMPENSATION

                           2. SHORT-TERM BONUS PLAN BASED ON ACHIEVING TARGETED EPS AND ROA

                           3. LONG-TERM BONUS PLAN BASED ON ACHIEVING FIVE-YEAR GROWTH OBJECTIVES

                           4.      STOCK OPTIONS


        - WENDY'S TARGETS ITS BASE SALARIES AND INCENTIVE BONUSES AT THE 50TH PERCENTILE AMONG A PEER GROUP OF RESTAURANT COMPANIES, AND ITS STOCK OPTION PLANS AT THE 75TH PERCENTILE.

        - WENDY'S USES TOWERS PERRIN TO HELP DESIGN ITS COMPENSATION PLANS

                                    THE PLANS


1.       KEY EMPLOYEES


            - GRANTS SET AT 75TH PERCENTILE OF A PEER GROUP CONSISTING OF
              10 RESTAURANT COMPANIES WITH REVENUES GREATER THAN $500 MILLION

            - PARTICIPANTS ARE THE TOP 101 MEMBERS OF MANAGEMENT

2.       DIRECTORS

            - OBJECTIVE IS TO SHIFT MORE OF OUR OUTSIDE DIRECTORS' TOTAL
              COMPENSATION TO STOCK OPTIONS AND LESS FROM CASH

3.       WE SHARE


             - BROAD-BASED PLANS ARE GROWING

               --> In a 1996 survey by the National Association of Stock Plan
                   Professionals, 22% of 380 companies have broad-based plans

               --> In an October 1996 survey of 18 peer-group restaurant
                   companies, 44% have broad-based plans


             - PLAN DESIGN

               --> All full-time, salaried employees

               --> Annual grant:  10% of prior year's W-2


             - EMPLOYEE TURNOVER IN THE FIELD IS DOWN SIGNIFICANTLY

               --> Store general manager turnover is 20% compared to 39% in 1989



                       POTENTIAL DILUTION FROM NEW OPTIONS


                                                     WITH WESHARE          WITHOUT WESHARE
                                                     ------------          ---------------
OPTIONS OUTSTANDING                                    10,747                   7,932
OPTIONS AVAILABLE                                       1,279                     873
NEW OPTIONS                                             6,000                   6,000
                                                        -----                   -----

TOTAL OPTIONS                                          18,026                  14,805


SHARES OUTSTANDING                                    113,019                 113,019
RON JOYCE SHARES                                       16,450                  16,450
                                                       ------                  ------

TOTAL ISSUABLE AND ISSUED                             129,469                 129,469


POTENTIAL DILUTION:
----------------------------------------------------------------------------------------
ISSUABLE & ISSUED ONLY                                  13.9%                   11.4%

ADJUSTED FOR 7,573 TECON SHARES                         13.2%                   10.8%

ADJUSTED FOR 1,498 NEAR ESTATE EXERCISE                 11.9%                    9.6%
----------------------------------------------------------------------------------------

                                 ACTUAL DILUTION


                                                 TOTAL         WITHOUT WESHARE
                                                 -----         ---------------
FIVE-YEAR AVERAGE

                  ACTUAL DILUTION                 1.5%              1.1%


IN A 1995 SURVEY OF 10 PEER GROUP RESTAURANT COMPANIES, TOWERS PERRIN FOUND THAT FIVE-YEAR AVERAGE DILUTION FROM STOCK OPTIONS WAS:


                        PERCENTILE                    ANNUAL DILUTION
                        ----------                    ---------------

                           25TH                             1.06%

                           50TH                             1.19%

                           75TH                             1.70%

                              PLAN CHARACTERISTICS



                 - EXERCISE PRICES EQUAL OR ABOVE MARKET PRICE AT TIME OF GRANT.

                 - OPTION RE-PRICING NOT PERMITTED (EXCEPT FOR STOCK DIVIDENDS,
                   RECAPITALIZATIONS, ETC.) WITHOUT SHAREHOLDER APPROVAL.

                 - GRANT AMOUNTS ARE FIXED NUMBERS OF SHARES AT EACH MANAGEMENT
                   LEVEL.

                 - GRANT AMOUNTS ARE DETERMINED TO PLACE WENDY'S IN THE 75TH
                   PERCENTILE AMONG ITS PEERS.

                 - DIRECTOR PLAN IS DESIGNED TO SHIFT COMPENSATION TO BE
                   INCREASINGLY BASED ON STOCK PERFORMANCE.

                                 RECOMMENDATIONS




                    - INSTITUTIONAL SHAREHOLDER SERVICES REVIEWED WENDY'S
                      PROPOSAL IN ITS VALUATION MODEL AND WILL RECOMMEND THAT CLIENTS VOTE IN FAVOR OF THE PROPOSAL

                                   PEER GROUP


                  RESTAURANT COMPANIES WITH REVENUES GREATER THAN $500 MILLION:


                                MCDONALD'S CORPORATION
                                FLAGSTAR COMPANIES, INC.
                                HOST MARRIOTT SERVICES CORP.
                                SHONEY'S, INC.
                                BRINKER INTERNATIONAL, INC.
                                FOODMAKER, INC.
                                CRACKER BARREL OLD COUNTRY STORE
                                BOB EVANS FARMS, INC.
                                RYAN'S FAMILY STEAK HOUSES, INC.
                                RUBY TUESDAY, INC.